Exhibit 2H

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

Subject to Exchange into Shares of

Class A Common Stock of The New York Times Company

Purchase Agreement

December 8, 2017

Barclays Capital Inc.,

as representative of the several Purchasers

named in Schedule I hereto (the “Representative”)

c/o Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

2017 Mandatory Exchangeable Trust, a trust duly created under the laws of the State of New York (such trust and the trustees thereof acting in their capacities as such being referred to herein as the “Trust”), subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of 2,500,000 Mandatory Exchangeable Trust Securities of the Trust (the “Firm Securities”) and, at the election of the Purchasers pursuant to Section 2 hereof, up to 375,000 additional of the Mandatory Exchangeable Trust Securities of the Trust (the “Optional Securities”) to cover over-allotments, if any. The Firm Securities and the Optional Securities are herein collectively called the “Securities”. Barclays Capital Inc. has agreed to act as the representative of the several Purchasers (the “Representative”) in connection with the offering and sale of the Securities.

Each Security is to be delivered pursuant to an amended and restated trust agreement, dated the date hereof, among Mark F. Ferraris, as settlor, and Donald J. Puglisi, William R. Latham III and James B. O’Neill, as trustees of the Trust (the “Trust Agreement”). Each Security will be entitled to a distribution on or, in certain circumstances, prior to, the Exchange Date (as defined in the Pricing Disclosure Package (as defined below)) of the relevant exchange property (which will initially be shares of Class A common stock of $0.10 par value (the “Stock”) of The New York Times Company, a New York corporation (the “Company”), received under the forward agreements (each a “Forward Agreement” and, collectively, the “Forward Agreements”), to be dated on or prior to the First Time of Delivery (as defined below), between each of Inversora Carso, S.A. de C.V. (Mexico), Control Empresarial de Capitales, S.A. de C.V. (Mexico) and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (each a “Shareholder” and collectively, the “Shareholders”) and the Trust, as described in the Pricing Disclosure Package.

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The Trust will enter into a Forward Agreement with each Shareholder pursuant to which the Shareholders will agree to sell, and the Trust will agree to purchase, the number of shares of Stock deliverable by the Shareholders on, or immediately prior to, the Exchange Date, subject to acceleration (in whole or in part) of the Shareholders’ obligations under their respective Forward Agreements as a result of certain events. Each Shareholder’s respective obligations under its respective Forward Agreement will be secured by a pledge of Stock pursuant to the terms of a collateral agreement, to be dated on or prior to the First Time of Delivery, among the Shareholders, U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and the Trust (the “Collateral Agreement”).

The Securities will be offered and sold to the Purchasers without being registered under the United States Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

1. (a) Representations and Warranties of the Trust. As of the Applicable Time and at each Time of Delivery (as defined in Section 4(a)), the Trust represents and warrants to, and agrees with, each of the Purchasers as follows:

(i) A preliminary offering circular, dated December 6, 2017 (the “Preliminary Offering Circular”), has been prepared in connection with the offering of the Securities. Promptly after the Applicable Time (as defined below) a final offering circular (the “Offering Circular”), which will consist of the Preliminary Offering Circular with such changes therein as are required to reflect the information in Schedule II hereto will be prepared. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by a Purchaser through the Representative expressly for use therein;

(ii) For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement; (A) the Preliminary Offering Circular as supplemented by the information set forth in Schedule II hereto (collectively, the “Pricing Disclosure Package”), taken together, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) each Trust Supplemental Disclosure Document (as defined in Section 6(b)) listed on Schedule III hereto does not conflict with the information contained in the Pricing Disclosure Package or the Offering Circular and each such Trust Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty contained in clauses (ii)(A) and (ii)(B) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by a Purchaser through the Representative expressly for use therein;

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(iii) The Trust has not taken, and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities;

(iv) Since the date as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, results of operations, prospects, investment objectives, investment policies or liabilities of the Trust, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and there have been no transactions entered into by the Trust which are material to the Trust other than those in the ordinary course of its business or as described in the Pricing Disclosure Package;

(v) The Trust has been duly created and is validly existing as a trust under the laws of the State of New York, with power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and to enter into and perform its obligations under this Agreement and the Trust Agreement; the Trust has all necessary consents, approvals, authorizations, orders, registrations or qualifications, of and from, and has made all declarations and filings with, all courts and governmental agencies and bodies, to own and use its assets and to conduct its business in the manner described in the Pricing Disclosure Package, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Trust; and the Trust has no subsidiaries;

(vi) On or prior to the First Time of Delivery, the Trust will be registered with the United States Securities and Exchange Commission (the “Commission”) as a non-diversified, closed-end management investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); no order of suspension or revocation of such registration will have been issued or proceedings therefor initiated or, to the knowledge of the Trust, threatened by the Commission; no person is serving or acting as an officer or trustee of the Trust except in accordance with the provisions of the Investment Company Act;

(vii) On or prior to the First Time of Delivery, each of the Forward Agreements, the Collateral Agreement, the Administration Agreement, dated on or prior to the First Time of Delivery, between U.S. Bank National Association and the Trust (the “Administration Agreement”), the Custodian Agreement, dated on or prior to the First Time of Delivery, between U.S. Bank National Association and the Trust (the “Custodian Agreement”), the Paying Agent Agreement, dated as of the date hereof, between U.S. Bank National Association and the Trust (the “Paying Agent Agreement”), the Fund Expense Agreement, dated on or prior to the First Time of Delivery, among Shareholders, U.S. Bank National Association and the Trust (the “Fund Expense Agreement”) and the Fund Indemnity Agreement, dated on or prior to the First Time of Delivery, among Shareholders, U.S. Bank National Association and the Trust (the “Fund Indemnity Agreement”) (the Forward Agreements, the Collateral Agreement, the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement, the Fund Expense Agreement and the Fund Indemnity Agreement are herein collectively called the “Fundamental Agreements”) will have been duly authorized, executed and delivered by the Trust and, assuming the due authorization, execution

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and delivery by the other parties thereto, will constitute a valid and legally binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(viii) On or prior to the First Time of Delivery, all approvals of the Trust Agreement and the Fundamental Agreements required under the Investment Company Act by the holders of the Securities and the Trustees will have been obtained and be in full force and effect;

(ix) The Trust Agreement and the Fundamental Agreements conform or will conform, as applicable, in all material respects to the description thereof contained in the Pricing Disclosure Package;

(x) The Trust has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Trust of the transactions contemplated hereby have been duly and validly authorized by the Trust. This Agreement has been duly executed and delivered by the Trust;

(xi) On or prior to the applicable Time of Delivery, the Securities to be issued and sold by the Trust to the Purchasers hereunder will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Pricing Disclosure Package;

(xii) The issue and sale of the Securities to be sold by the Trust and the compliance by the Trust with this Agreement and each Fundamental Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Trust Agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is subject or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Trust of the transactions contemplated by this Agreement or the Fundamental Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

(xiii) At each Time of Delivery, the Fundamental Agreements will be in full force and effect and the Trust will not be in default in the performance or observance of any obligation, covenant or condition thereunder and, as of each Time of Delivery, to the knowledge of the Trust, no event will have occurred which with the passage of time or the giving of notice or both would constitute a default thereunder; the Trust is not in default in the performance or observance of any obligation, covenant or condition contained in any other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

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(xiv) The statements set forth in the Pricing Disclosure Package and Offering Circular under the captions “The Trust,” “Description of Securities” and “Investment Objectives and Policies”, insofar as they purport to constitute a summary of the terms of the Trust and the Securities, and under the caption “Plan of Distribution”, insofar as they purport to constitute summaries of the provisions of the laws and documents referred to therein, are accurate, complete and fair, and the statements made in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities;

(xv) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject that, if determined adversely to the Trust, would, individually or in the aggregate, have a material adverse effect on the Trust; and, to the best of the Trust’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi) There are no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in the Pricing Disclosure Package, other than as described therein;

(xvii) KPMG LLP are independent registered public accountants with respect to the Trust within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and the independence standards of the AICPA’s Code of Professional Conduct, and will be engaged by the Trust prior to the filing of the registration statement on Form N-2 referred to in Section 5(a)(x);

(xviii) The Trust maintains or, following the First Time of Delivery, will maintain a system of internal control over financial reporting (as such term is defined in Rule 30a-3(d) under the Investment Company Act) that complies with the requirements of the Investment Company Act and has been or will be designed by the Trust’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Trust’s internal control over financial reporting is or will be effective and the Trust is not aware of any material weaknesses in its internal control over financial reporting;

(xix) The Trust maintains or, following the First Time of Delivery, will maintain disclosure controls and procedures (as such term is defined in Rule 30a-3(c) under the Investment Company Act) that comply with the requirements of the Investment Company Act; such disclosure controls and procedures have been or will be designed to ensure that material information relating to the Trust is made known to the Trust’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are or will be effective;

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(xx) Neither the Trust nor any Trustee nor, to the knowledge of the Trust, any agent, employee, or other person associated with or acting on behalf of the Trust has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Trust has conducted its businesses in compliance in all material respects with applicable anti-corruption laws and has instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) neither the Trust nor the Trustees will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(xxi) The operations of the Trust are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Trust conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust with respect to the Anti-Money Laundering Laws is pending or, to the Trust’s knowledge, threatened;

(xxii) (1) Neither the Trust nor any Trustee nor, to the knowledge of the Trust, any agent, employee, or other person associated with or acting on behalf of the Trust, is an individual or entity (“Person”) that is, or is fifty percent or more owned in the aggregate by a Person or Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of territory-wide Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Jurisdiction”).

(2) The Trust will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

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(A) to fund or facilitate any activities or business in a Sanctioned Jurisdiction or of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(3) The Trust has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions in any Sanctioned Jurisdiction, or with any Person, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxiii) The Trust is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xxiv) The Trust has not directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities;

(xxv) The Securities are not of the same class (within the meaning of Rule 144A under the Act) as any securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system; and

(xxvi) All payments to be made by or on behalf of the Trust under this Agreement and, except as disclosed in the Pricing Disclosure Package, all payments by or on behalf of the Trust on or under the Securities will not be subject to withholding or other taxes and are otherwise payable free and clear of any other tax, withholding or deduction and without the necessity of obtaining any governmental authorization.

Any certificate signed by any trustee of the Trust and delivered to any Representative or to counsel for the Purchasers shall be deemed a representation and warranty by the Trust to each Purchaser as to the matters covered thereby.

(b) Representations and Warranties of the Shareholders. As of the Applicable Time and at each Time of Delivery, each Shareholder, severally, and not jointly, represents and warrants to and agrees with each of the Purchasers and the Trust, as follows:

(i) Each of such Shareholders and its Significant Subsidiaries (as that term is defined in Rule 1-02(w) of Regulation S-X) (if any) (i) is duly organized and is validly existing and, to the extent applicable, is in good standing, under the laws of the jurisdiction in which it is chartered or organized, with power and authority (corporate and other) to operate its properties and conduct its business, and, in the case of such Shareholder, to enter into and perform its obligations under this Agreement and (ii) is duly qualified to do business as a foreign corporation

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and, to the extent applicable, is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to do so would not reasonably be expected to, individually or in the aggregate with respect to such Shareholder, have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby and by the Fundamental Agreements, or which are otherwise material in the context of the sale of the Securities by the Trust (a “Shareholder Material Adverse Effect”);

(ii) This Agreement has been duly authorized, executed and delivered by such Shareholder;

(iii) On or prior to the First Time of Delivery, each of the applicable Forward Agreements and the Collateral Agreement will have been duly authorized, executed and delivered by such Shareholder, and assuming the due authorization, execution and delivery by the other parties thereto, will constitute a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, concurso mercantil, liquidación or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity;

(iv) The compliance by such Shareholder with all of the provisions of this Agreement, the applicable Forward Agreement and the Collateral Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the charter or by-laws (estatutos sociales) or comparable constitutive documents of such Shareholder, (ii) the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Shareholder is a party or by which it is bound or to which its property is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Shareholder or any of its respective properties (except in the case of clauses (ii) and (iii) as would not reasonably be expected to, individually or in the aggregate with respect to such Shareholder, have a Shareholder Material Adverse Effect); and no consent, approval, authorization, filing or registration with, or order of any court or governmental agency or body having jurisdiction over such Shareholder is required in connection with the transactions contemplated by this Agreement, the applicable Forward Agreement or the Collateral Agreement, except as have already been obtained or as may be required under state securities or Blue Sky laws;

(v) Such Shareholder has, and immediately prior to each Time of Delivery will have, a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Shares of Stock to be Pledged and assigned by it under the Collateral Agreement maintained in a securities account on the books of U.S. Bank, free and clear of all liens, encumbrances, equities or claims other than such liens as have been disclosed to you in writing and as will be released at or before the relevant Time of Delivery and other than those created pursuant to the Collateral Agreement; all consents, approvals, authorizations and orders necessary for such Shareholder to pledge and assign the shares of Stock to be pledged and assigned by such Shareholder pursuant to the Collateral Agreement have been obtained; such Shareholder has full right, power and authority to pledge and assign the shares of Stock to be pledged and assigned by such Shareholder pursuant to the Collateral Agreement; and, upon crediting of such shares of Stock to

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a securities account in the Trust’s name at U.S. Bank and payment therefor pursuant to the applicable Forward Agreement, the Trust will acquire a security entitlement to such shares of Stock and, assuming the Trust acquires its interest without notice of any adverse claim, no adverse claim may be asserted against the Trust with respect to such security entitlement;

(vi) At each Time of Delivery, the representations and warranties of such Shareholder set forth in Section 3.1 of the Collateral Agreement will be true and correct on and as of such date with the same effect as though such representations and warranties had been set forth in full in this Agreement;

(vii) The Preliminary Offering Circular, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements in the Preliminary Offering Circular, in the light of the circumstances under which they were made, not misleading; provided, however, that such Shareholder makes no representation or warranty as to the information contained in or omitted from the Preliminary Offering Circular in reliance upon and in conformity with information, as described in Section 13, that has been furnished in writing to the Trust by or on behalf of the Purchasers through the Representative specifically for inclusion therein. The Pricing Disclosure Package did not, at the Applicable Time, and the Offering Circular will not, as of its date and at any Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Shareholder makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package or the Offering Circular in reliance upon and in conformity with information, as described in Section 13, that has been furnished in writing to the Trust by or on behalf of the Purchasers through the Representative specifically for inclusion therein.

(viii) The statements set forth in the Offering Circular under the captions “Investment Objective and Policies” and “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Plan of Distribution,” insofar as they purport to constitute summaries of the provisions of the laws and documents referred to therein, fairly and accurately summarize such matters, and the statements made in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities;

(ix) The entry into this Agreement and the applicable Forward Agreement and the transactions in connection therewith contemplated hereby and by the other Fundamental Agreements is not prompted by such Shareholder’s possession of any material non-public information concerning the Company;

(x) Neither such Shareholder nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of the Securities or the price of the Stock;

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(xi) The operations of such Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of the United States, Mexico and all other jurisdictions in which they are licensed and/or conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or inter-governmental group or organization, all as amended and any executed order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Shareholder Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or inter-governmental agency, authority or body or any arbitrator involving such Shareholder or any of its subsidiaries with respect to the Shareholder Anti-Money Laundering Laws is pending or, to the knowledge of such Shareholder, threatened. In addition, such Shareholder has implemented anti-money laundering compliance programs to the extent required by applicable Mexican law;

(xii) Neither such Shareholder, nor any of its subsidiaries, officers or non-independent directors nor, to the knowledge of such Shareholder, any agent, employee, Affiliate, representative or independent director of such Shareholder or any of its subsidiaries (i) is, or is 50% or more owned in the aggregate or otherwise controlled by or is acting on behalf of one or more individuals or entities that are, currently the subject of Sanctions (such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a Sanctioned Jurisdiction or (iii) will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xiii) Neither such Shareholder nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Jurisdiction, in the preceding three years, nor does such Shareholder or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Jurisdiction. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Corrupt Practice Laws (as defined below);

(xiv) Neither such Shareholder nor any of its subsidiaries, officers or non-independent directors nor, to the knowledge of such Shareholder, any agent, employee, Affiliate, representative or independent director of such Shareholder or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the applicable provisions, if any, of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable rule, law or regulation of any other jurisdiction seeking to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or to regulate the same or similar subject matter (“Corrupt Practice Laws”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce

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corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Corrupt Practice Laws; and each Shareholder, its subsidiaries and, to the knowledge of such Shareholder, its Affiliates have conducted their businesses in compliance with applicable Corrupt Practice Laws and, to the extent applicable, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xv) Such Shareholders is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xvi) Such Shareholder has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively, explicitly and irrevocably submitted and, pursuant to section 8.4 of the applicable Forward Agreement and section 9.5 of the Collateral Agreement, will legally, validly, effectively and irrevocably submit, to the exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, or the domicile of each of the parties hereto, in respect of actions brought against any such party as a defendant, in respect of any suit or proceeding based on or arising under this Agreement, the Securities, the applicable Forward Agreement or the Collateral Agreement, as the case may be; has validly and irrevocably waived, or will validly and irrevocably waive, as the case may be, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court, and has the power to designate, appoint and empower and, pursuant to Section 20 of this Agreement, has legally, validly, effectively, explicitly and irrevocably designated, appointed and empowered, and pursuant to section 8.4 of the applicable Forward Agreement and section 9.5 of the Collateral Agreement, will legally, validly, effectively, explicitly and irrevocably designate, appoint and empower, CT Corporation System for service of process in any suit or proceeding based on or arising under this Agreement, the Notes or the Indenture, as the case may be, in any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York;

(xvii) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Mexico and the courts of Mexico would recognize and give effect to this choice of law;

(xviii) Neither such Shareholder nor its subsidiaries have immunity from jurisdiction of any court of (A) any jurisdiction in which it owns or leases property or assets, (B) the United States or the State of New York or (C) Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement and the other agreements executed for consummation of the transactions contemplated herein or actions to enforce judgments in respect thereof;

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(xix) A final and conclusive judgment (not subject to appeal) of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York for the payment of money rendered against such Shareholder in respect of this Agreement or any Fundamental Agreements would be recognized by the courts of Mexico; provided, inter alia, that: (i) such judgment is final and obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement or the Fundamental Agreements; (ii) such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action (as opposed to an in rem action); provided that, under the Mexican Monetary Law, payments that should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment; (iii) service of process in the action has been served personally on the defendant or a duly appointed process agent (service by mail does not constitute personal service in Mexico); (iv) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law; (v) the applicable procedures under the laws of Mexico with respect to the enforcement of foreign judgments (including, but not limited to, the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment as being final judgments and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with; (vi) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and (vii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and such Shareholder is not aware of any reason why this Agreement, or the Fundamental Agreements and the enforcement in Mexico of a judgment in respect of any of the instruments or agreements executed for consummation of the transactions contemplated herein, therein or in the Offering Documents would be contrary to public policy in Mexico or any political subdivision of Mexico;

(xx) To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Mexico of this Agreement, it is not necessary that it be filed or recorded with any court or other authority in Mexico, except that in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of this Agreement and any other documents required in such proceedings would have to be prepared by a court-approved translator, and the defendant would need to be given the opportunity to be heard in respect of the accuracy of the translations, proceedings would thereafter be based upon the translated documents; and

(xxi) All payments to be made by or on behalf of the Trust or the Shareholders under this Agreement and, except as disclosed in the Pricing Disclosure Package, all payments by or on behalf of the Trust or the Shareholders on or under the Forward Agreements or the Securities will not be subject to withholding or other taxes and are otherwise payable free and clear of any other tax, withholding or deduction and without the necessity of obtaining any governmental authorization.

Any certificate signed by any officer of any Shareholder or any director of any of them and delivered to the Representative or to counsel for the Purchasers shall be deemed a joint and several representation and warranty by the Shareholders to each Purchaser as to the matters covered thereby.

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2. Purchase, Sale and Delivery of the Securities. Subject to the terms and conditions herein set forth, (a) the Trust agrees to sell to each of the Purchasers, and each of the Purchasers agrees, severally, and not jointly, to purchase from the Trust, at a purchase price per Security of $100.00 less an underwriting and selling commission of $1.75 per Security, the number of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Shareholders agrees to cause the Trust, and the Trust agrees, to sell to each of the Purchasers, and each of the Purchasers agrees, severally, and not jointly, to purchase from the Trust, at the purchase price per Security set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Securities) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Purchasers are entitled to purchase hereunder. The option to purchase Optional Securities may be exercised only to cover over-allotments in the sale of the Firm Securities by the Purchasers. The agreements in this Section 2 made by the Trust are for the benefit of and enforceable by the Purchasers and the Shareholders. The agreements in this Section 2 made by the Purchasers are for the benefit of and enforceable by the Shareholders and the Trust.

The Trust hereby grants to the Purchasers the right to purchase at their election up to 375,000 Optional Securities, at the purchase price per Security set forth in the paragraph above. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Trust, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof)and, unless you and the Trust otherwise agree in writing, no earlier than two or later than ten New York Business Days after the date of such notice.

3. Offering by the Purchasers. The Trust and each of the Shareholders, hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Circular in connection with the offer and sale of the Securities by the Purchasers. The several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Trust that:

(a) It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b) It is an Institutional Accredited Investor; and

(c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

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4. Delivery of the Securities. (a) The Securities to be purchased by each Purchaser hereunder, in registered form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Trust shall be delivered by or on behalf of the Trust to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Trust to the Representative at least forty-eight hours in advance. The Trust will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 15, 2017, or such other time and date as the Representative and the Trust may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representative and the Trust may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered, at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Covenants

(a) Covenants of the Trust. The Trust agrees with each of the Purchasers:

(i) To prepare the Offering Circular in a form approved by you; to advise you reasonably promptly of any proposal to amend or supplement any Offering Circular and to make no such amendment or supplement without the prior written approval of the Initial Purchasers, which shall not be unreasonably withheld, conditioned or delayed;

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(ii) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that, in connection therewith the Trust shall not be required to qualify as a foreign trust or association or to file a general consent to service of process or subject itself to any income tax in any jurisdiction;

(iii) To furnish the Purchasers with written and electronic copies of the Offering Circular in New York City in such quantities as you may reasonably request, and if, at any time prior to the earlier of nine months after the date of the Offering Circular or the completion of the sale of the Securities by the Purchasers, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(iv) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Offering Circular (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any Securities or any other securities that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities without the prior written consent of the Representative; provided, however, that the restrictions in this Section 5(a)(iv) shall not apply to the issuance and sale of Securities by the Trust pursuant to this Agreement;

(v) At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(vi) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

(vii) The Trust will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities;

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(viii) The Trust will not, and will not permit any persons acting on their behalf to, (1) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or (2) engage in any manner in a public offering within the meaning of Section 4(a)(2) of the Act; provided, however, for the avoidance of the doubt, that the Trust may make any filings with the Commission required under the Investment Company Act;

(ix) The Trust will use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company; and

(x) The Trust will file a registration statement on Form N-2 with the Commission within three months after the filing of its notification of registration on Form N-8A, as provided in Rule 8b-5 under the Investment Company Act.

(b) Covenants of the Shareholders.

(i) Each of the Shareholders agrees with each of the Purchasers, on behalf of itself and any person or entity of which such Shareholder is a direct or indirect wholly-owned subsidiary or any direct or indirect wholly-owned subsidiary of any such person or entity, during the Lock-Up Period, not to (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder or in the applicable Forward Agreement, of any securities of the Company that are substantially similar to the Stock, including but not limited to any options or warrants to purchase or (y) establish or increase a “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease a “call equivalent position” as defined in Rule 16a-1(b) under the Exchange Act in, shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of the Representative; provided, however, that the restrictions in this Section 5(b) shall not apply to the sale of Stock pursuant to the applicable Forward Agreement or related collateral arrangements. Notwithstanding the foregoing, the Shareholders (A) may transfer shares of Stock

(i) as a bona fide gift or gifts, provided, that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 5(b), or (ii) to any trust for the direct or indirect benefit of the trustee for the Shareholders, provided that the trustee of any such trust agrees to be bound in writing by the restrictions set forth in this Section 5(b), and provided, further, that any such transfer shall not involve a disposition for value.

(ii) Each Shareholder will not, and will not permit any of its subsidiaries or persons acting on its behalf to, (1) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or (2) engage in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; provided, however, for the avoidance of the doubt, that the Trust may make any filings with the Commission required under the Investment Company Act and such Shareholder may make any filings with the Commission required under the Exchange Act.

(iii) Each Shareholder or its subsidiaries will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

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(iv) Each Shareholder, severally in proportion to the proceeds received by such Shareholder from its respective Forward Agreement, and not jointly, will indemnify and hold harmless the Purchasers against any U.S. or Mexican stamp taxes, registration, documentary, capital, issuance, transfer or other similar taxes or duties on (i) the creation, issuance or delivery by the Trust of the Securities, (ii) the purchase by the Purchasers of the Securities in the manner contemplated by this Agreement, (iv) the resale and delivery by the Purchasers of the Securities in the manner contemplated by this Agreement, (v) the execution and delivery of this Agreement, the Fundamental Agreements or any other transaction documents, or (vi) the consummation or completion of the transactions contemplated by this Agreement, the Fundamental Agreements or any other transaction documents.

(v) Each Shareholder agrees that all amounts payable hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction, unless such deduction or withholding is required by applicable law, in which event the Shareholders will pay additional amounts (other than with respect to any such taxes imposed by the United States) so that the persons entitled to such payments will receive the amount that such persons would otherwise have received had such deduction or withholding not been required, provided, that no such additional amounts shall be payable: (i) with respect to taxes imposed by reason of a Purchaser having any present or former connection with Mexico or the United States other than its participation as Purchaser hereunder; or (ii) to the extent that such taxes would not have been imposed but for the failure of the Purchaser to use reasonable efforts to provide any certification, identification or other information concerning the nationality, residence, identity or connection with Mexico or the United States of such Purchaser, if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes.

6. (a) The Trust represents and agrees that, without the prior consent of the Representative and the Shareholders, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Trust Supplemental Disclosure Document”).

(b) Each Purchaser represents and agrees that, without the prior consent of the Trust, the Shareholders and the Representative, other than one or more term sheets relating to the Securities, as the case may be, containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities, as the case may be, that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act and that would be required to be filed with the Commission (any such offer (other than any such term sheets) is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”).

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(c) Any Trust Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Shareholders, the Trust and the Representative is listed on Schedule III hereto.

7. Expenses. Each Shareholder and the Trust covenant and agree with one another and with the several Purchasers that (a) each Shareholder will pay or cause to be paid such Shareholder’s pro rata share, in proportion to the proceeds received by such Shareholder from its respective Forward Agreement, of the following: (i) the fees, disbursements and expenses of the Shareholders’ counsel, the Trust’s counsel and the Trust’s accountants and all other expenses of the Trust and the Shareholders in connection with the preparation, printing, reproduction and filing of any preliminary offering circular, the Offering Circular and amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing this Agreement, the Fundamental Agreements, the Blue Sky and legal surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Purchasers solely in connection with such qualification and in connection with the Blue Sky survey; (iv) the cost and charges of any transfer agent or registrar; and (v) all other costs and expenses incident to the performance of the Shareholders’ obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in this Section 7, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

8. Conditions of the Purchasers’ Obligations. The obligations of the Purchasers hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Trust and the Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Trust and the Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) (i) Latham & Watkins LLP, counsel for the Purchasers and (ii) Bufete Robles Miaja, S.C., Mexican counsel to the Purchasers, each shall have furnished to you such written opinion or opinions dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and Latham & Watkins LLP and Bufete Robles Miaja, S.C. each shall have furnished to you their negative assurance letter dated such Time of Delivery, in form and substance satisfactory to you;

(b) (i) Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Shareholders and (ii) Guillermo R. Caballero Padilla, in-house Counsel for the Shareholders each shall have furnished to you their written opinions, in the form attached hereto as Annex B-l and Annex B-2, respectively, dated such Time of Delivery, in form and substance satisfactory to you; and Cleary Gottlieb Steen & Hamilton LLP shall have furnished to you their negative assurance letter, in the form attached as Annex B-1-2 hereto, dated such Time of Delivery, in form and substance satisfactory to you;

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(c) Paul Hastings LLP, counsel to the Shareholders and the Trust, shall have furnished to you their written opinion, in the form attached hereto as Annex C, dated such Time of Delivery, in form and substance satisfactory to you;

(d) [Reserved]

(e) Since the respective dates as of which information is given in the Offering Circular and the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, results of operations, prospects, investment objectives, investment policies or liabilities of the Trust, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package;

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc. (the “Exchange”); (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

(g) Each Fundamental Agreement shall have been executed and delivered by all parties thereto, and the Shareholders shall have delivered to the Collateral Agent the number of shares of Stock required by the Collateral Agreement to be initially pledged thereunder in accordance with the requirements of the Collateral Agreement; and

(h) The Trust and each Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers or trustees of the Trust and such Shareholder, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Trust and each Shareholder herein, if any, at and as of such Time of Delivery, as to the satisfaction and performance by the Trust and each Shareholder of all of their respective obligations hereunder and thereunder, if any, to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section 8 and as to such other matters as you may reasonably request.

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9. Indemnification and Contribution.

(a) (i) Each Shareholder, severally in proportion to the proceeds received by such Shareholder from its respective Forward Agreement, and not jointly, will indemnify and hold harmless the Trust and each Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Trust or such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Offering Circular, or any amendment or supplement thereto, or any Trust Supplemental Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will severally, proportionally to the proceeds received by such Shareholder from its respective Forward Agreement, and not jointly, reimburse the Trust and each Purchaser for any documented legal or other expenses reasonably incurred by the Trust or such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Offering Circular, or any such amendment or supplement thereto, or any Trust Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Trust by any Purchaser through the Representative expressly for use therein.

(ii) The Trust will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Offering Circular, or any amendment or supplement thereto, or any Trust Supplemental Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Purchaser for any documented legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Offering Circular, or any such amendment or supplement thereto, or the Trust Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Trust by any Purchaser through the Representative expressly for use therein.

(b) Each Purchaser will indemnify and hold harmless the Trust and the Shareholders against any losses, claims, damages or liabilities to which the Trust or the Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Offering Circular, or any amendment or supplement thereto, or any Trust Supplemental Disclosure Document, or

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arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Pricing Disclosure Package or the Offering Circular or any such amendment or supplement thereto, or any Trust Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Trust by such Purchaser through the Representative expressly for use therein; and will reimburse the Trust and the Shareholders for any legal or other expenses reasonably incurred by the Trust or the Shareholders in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; (ii) the named parties to any such proceeding (including any impleaded parties) include any of the indemnifying parties, as well as the indemnified party and representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential conflict of interests between them, or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action unless the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Shareholders, on the one hand, and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Shareholders on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Shareholders on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust and the Shareholders bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Shareholders on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Shareholders and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Shareholder’s obligations in this subsection (d) to contribute are several in proportion to the proceeds received by such Shareholder from its respective Forward Agreement and not joint. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

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(e) The obligations of the Trust and the Shareholders under this Section 9 shall be in addition to any liability which the Trust and the Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act and each broker-dealer affiliate of any Purchaser; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Trust or the Shareholders within the meaning of the Act.

10. Defaulting Purchasers (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Trust and the Shareholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Trust and the Shareholders that you have so arranged for the purchase of such Securities, or the Trust and the Shareholders notify you that they have so arranged for the purchase of such Securities, you or the Trust and the Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Trust and the Shareholders agree to prepare promptly any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Trust and the Shareholders as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed 10% of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Trust and the Shareholders shall have the right to require each non-defaulting Purchaser to purchase the number of shares which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the number of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Trust and the Shareholders as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds 10% of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Trust and the Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Purchasers to purchase and of the Trust to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Trust or

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the Shareholders, except for the expenses to be borne by the Trust or the Shareholders and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11. Survival Clause. The respective indemnities, agreements, representations, warranties and other statements of the Trust and the Shareholders and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Trust or the Shareholders, or any officer or director or controlling person of the Trust or the Shareholders, and shall survive delivery of and payment for the Securities.

12. Termination. (a) This Agreement may be terminated in the sole discretion of the Representative by notice to the Trust and the Shareholders given prior to the First Time of Delivery if at or prior to the First Time of Delivery:

(i) any Shareholder or its respective subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representative, has had or has a material adverse effect on such Shareholder and its subsidiaries, or there shall have been, in the sole judgment of the Representative, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a material adverse effect on such Shareholder and its subsidiaries, except in each case as described in the Offering Circular (exclusive of any amendment or supplement thereto);

(ii) the Company or any of its subsidiaries listed on Exhibit 21 to the annual report of the Company on Form 10-K for the fiscal year ended December 25, 2016 shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representative, has had or has a material adverse effect on the Company, or there shall have been, in the sole judgment of the Representative, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a material adverse effect on the Company;

(iii) trading in securities of the Company or in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred;

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(v) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or

(vi) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Pricing Disclosure Package and the Offering Circular.

(b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 7 and Section 9 hereof.

(c) If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Trust nor the Shareholders shall then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Trust as provided herein, each Shareholder will reimburse the Purchasers through you for such Shareholder’s pro rata share, in proportion to the proceeds received by such Shareholder from its respective Forward Agreement, of all reasonable and documented out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Trust and the Shareholders shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13. Information Furnished by the Purchasers. The statements set forth in the last paragraph of text on the front cover page (as such paragraph is supplemented by Schedule II), the names of the several Initial Purchasers as set forth under the caption “Plan of Distribution” of the Preliminary Offering Circular and the Final Offering Circular, and the statements set forth in the fourth and fifth sentences of the fifth paragraph under the heading “Plan of Distribution” in the Preliminary Offering Circular and the Final Offering Circular and in the two paragraphs under the heading “Plan of Distribution—Price Stabilization and Short Positions” in the Preliminary Offering Circular and the Final Offering Circular (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished in writing by or on behalf of the Purchasers, as such information is referred to in Section 1(a), 1(b) and Section 9 hereof.

14. Notices. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by the Representative on behalf of you as the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration; if to the Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo

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Financiero Inbursa, Paseo de las Palmas No. 736, Colonia Lomas de Chapultepec, C.P. 11000, Mexico, D.F., Mexico, Attention: Chief Executive Officer and/or Chief Financial Officer; and if to the Trust shall be delivered or sent by mail, telex or facsimile transmission to the address of the Trust set forth in the Pricing Disclosure Package, Attention: 2017 Mandatory Exchangeable Trust; Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Shareholders and the Trust, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Trust and the Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Purchasers, the Trust and the Shareholders and each person who controls any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

16. No Advisory or Fiduciary Responsibility. Each of the Shareholders and the Trust acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Trust, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, the Trust or the Shareholders, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company, the Trust or the Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or the Shareholders on other matters) or any other obligation to the Company, the Trust or the Shareholders except the obligations expressly set forth in this Agreement and (iv) the Trust and the Shareholders have each consulted its own legal and financial advisors to the extent each of them deemed appropriate. The Trust and the Shareholders each agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Trust or the Shareholders in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Trust, the Shareholders and the Purchasers, or any of them, with respect to the subject matter hereof.

18. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. THE TRUST, EACH OF THE SHAREHOLDERS AND EACH OF THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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20. Submission to Jurisdiction. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, or in the courts of the domicile of each of the parties hereto, in respect of actions brought against any such party as a defendant, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each of the parties hereto consents and irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and personal service with respect thereto. Each of the parties hereto hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Purchaser or any indemnified party. Each of the parties hereto (each on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and Affiliates) irrevocably and unconditionally waives, to the extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such Claim, (ii) all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement, (iii) any other jurisdiction to which it may otherwise be entitled and (iv) any right to which it may be entitled, on account of place of residence or domicile. Each Shareholder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Shareholder and may be enforced in any other courts to the jurisdiction of which such Shareholder is or may be subject, by suit upon such judgment. Each Shareholder hereby appoints, and further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date hereof, without power of revocation, CT Corporation System as its agent to accept and acknowledge on its behalf service of any and all process that may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

21. Judgment Currency. Each Shareholder agrees to indemnify the Trust, each Purchaser and each person, if any, who controls such person within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Purchaser agrees to indemnify the Shareholders and each person, if any, who controls such Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the greatest extent permitted under applicable law, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement for which indemnification is provided by such person pursuant to Section 10 of this Agreement and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able (acting promptly) to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profit to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute the

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several, in proportion to the proceeds received by such Shareholder from its respective Forward Agreement, and not joint indemnity of the Shareholders and a separate and independent, several and not joint, obligation of each Purchaser and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Trust and the Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Trust or the Shareholders relating to that treatment and structure, without the Purchasers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Trust and each of the Shareholders.

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Very truly yours,

2017 Mandatory Exchangeable Trust

By:
Donald J. Puglisi, as Trustee

By:
William R. Latham III, as Trustee

By:
James B. O’Neill, as Trustee

INVERSORA CARSO, S.A. DE C.V. (MEXICO)

By:
Name:
Title:

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V. (MEXICO)

By:
Name:
Title:

BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA

By:
Name:
Title:

[Signature Page to 2017 Trust Mandatory Purchase Agreement]

Accepted as of the date hereof:

Barclays Capital Inc.,

as Representative of each of the Purchasers

By:	Barclays Capital Inc.

By:
Name:
Title:

[Signature Page to 2017 Trust Mandatory Purchase Agreement]

SCHEDULE I

Purchaser	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Barclays Capital Inc.	2,375,000	356,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000	18,750
Total	2,500,000	375,000

SCHEDULE II

Final Pricing Term Sheet, dated December 7, 2017

FINAL PRICING TERM SHEET

Dated December 7, 2017

2,500,000 Securities

2017 Mandatory Exchangeable Trust

(Subject to exchange for shares of Class A common stock of The New York Times Company)

The information in this pricing term sheet supplements 2017 Mandatory Exchangeable Trust’s preliminary offering circular, dated December 6, 2017 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Circular. Terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Circular. All references to dollar amounts are references to U.S. dollars.

The Securities have not been and will not be registered under the Securities Act and may be offered or sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Securities are not being offered to persons who are, or who have been, “affiliates” (within the meaning of Rule 144 under the Securities Act) of the Company or the Trust at any time during the immediately preceding three months and may not be beneficially owned by such persons at any time.

The Trust:	2017 Mandatory Exchangeable Trust (the “Trust”).

The Shareholders:	Inversora Carso, S.A. de C.V. (Mexico) (“Inversora”), Control Empresarial de Capitales, S.A. de C.V. (Mexico) (“Empresarial”) and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Inbursa”) (each of Inversora, Empresarial, and Inbursa, a “Shareholder”, and collectively the “Shareholders”).

The Company:	The New York Times Company, a company incorporated under the laws of the State of New York (the “Company”).

Company Ticker / Exchange:	NYT / The New York Stock Exchange (“NYSE”).

Title of Securities:	Mandatory Exchangeable Trust Securities (the “Securities”).

Amount of Securities Offered:	The Trust is offering 2,500,000 Securities at the Initial Offering Price.

Option to Purchase Additional Securities:	The Trust has granted to the Initial Purchasers an option, exercisable not later than 30 calendar days after the date of the purchase agreement pursuant to which the Initial Purchasers are acquiring the Securities, to purchase up to 375,000 additional Securities at the initial offering price less the Initial Purchaser discount. The Trust will be obligated, pursuant to the option, to sell these additional Securities to the Initial Purchasers to the extent the option is exercised. After the initial offering of the Securities, the offering price and other selling terms may from time to time be varied by the Initial Purchasers.

Initial Offering Price:	The Securities will be offered at the initial offering price of $100.00 per Security.

Proceeds, before expenses, to the Trust:	$98.25 per Security.

Quarterly Distribution Dates:	March 1, 2018, and June 1, September 1, December 1, and March 1 of each year until the Scheduled Exchange Day.

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Quarterly Cash Distribution Amount:	$1.2969 per Security (and $1.0951 per Security on March 1, 2018), subject to adjustment as described in the Preliminary Offering Circular.

Exchange Property:	Exchange Property initially means, per Security, a number of shares of Class A common stock of the Company, equal to the Maximum Exchange Rate, subject to adjustment as described in the Preliminary Offering Circular.

Scheduled Exchange Date:	The first Scheduled Trading Day after December 1, 2020, unless earlier exchanged, as described in the Preliminary Offering Circular.

Initial Price:	$17.75, which was the last reported sale price of the shares on the New York Stock Exchange on December 7, 2017.

Threshold Appreciation Price:	$21.30, which is approximately 120% of the Initial Price.

Minimum Exchange Rate:	5.6338

Maximum Exchange Rate:	4.6948

Plan of Distribution:	Subject to the terms and conditions of the purchase agreement, the Initial Purchasers, through their representative Barclays Capital Inc., have severally agreed to purchase from the Trust the number of Securities indicated opposite their name in the table below at the Initial Offering Price less discounts and commissions:

Initial Purchasers	Number of Securities
Barclays Capital Inc.	2,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000
Total	2,500,000

Initial Purchaser Compensation:	The Trust has agreed to pay the Initial Purchasers a discount of $1.75 (or 1.75%) in respect of each Security sold in the offering. This amount will effectively be borne by the Shareholders because the amount paid to the Shareholders under the Contracts will be reduced by the aggregate discount.

The following table shows the per-Security and total compensation to be paid to the Initial Purchasers by the Trust. Such amounts are shown assuming both no exercise and full exercise of the Initial Purchasers’ option to purchase additional Securities:

	No Exercise	Full Exercise
Per Security	$1.75	$1.75
Total	$4,375,000	$5,031,250

Organizational and Offering Costs:	The Trust’s organizational costs will be approximately $25,000. The Trust’s costs in connection with the offering of the Securities will be approximately $275,000. The Shareholders will pay these organizational and offering costs.

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Trust’s Total Annual Expenses:	The organizational costs of the Trust in the amount of $25,000, compensation payable to the Trust’s administrator, custodian, collateral agent, paying agent and trustees in the amount of $465,000 and approximately $275,000 in costs in connection with the offering of the Securities, for a total of $765,000, will be paid by the Shareholders (an estimated $255,000 of which would be allocated to each year of the Trust’s existence). Anticipated ongoing expenses of the Trust over the term of the Trust, estimated to be approximately $345,000 (or approximately $115,000 on an annualized basis), will be paid from the account funded by the Shareholders for the purpose of paying such expenses. Unanticipated operating expenses of the Trust will be paid, severally but not jointly, by the Shareholders.

Absent these arrangements, the Trust’s “Total Annual Expenses” would be approximately 0.0468% of the Trust’s net assets.

The SEC also requires that closed-end investment companies include an illustration of cumulative expenses (both direct and indirect) that an investor would bear. The example must factor in the applicable Initial Purchaser compensation and must assume that investors will receive a 5% annual return and will reinvest all distributions at net asset value. PLEASE NOTE THAT THE ASSUMPTION OF A 5% ANNUAL RETURN DOES NOT ACCURATELY REFLECT THE TRUST’S TERMS. SEE “INVESTMENT OBJECTIVE AND POLICIES.” ALSO, THE TRUST DOES NOT PERMIT HOLDERS TO REINVEST THE DISTRIBUTIONS ON THE SECURITIES.

	1 Year	3 Years
You would bear the following expenses on a $10,000 investment, assuming (1) no annual expenses and (2) a 5% annual return throughout the period	$175.00	$175.00

Use of Proceeds:

The net proceeds of this offering of approximately $245,625,000 (or approximately $282,468,750, if the Initial Purchasers exercise their option to purchase additional Securities in full) (after deduction of the Initial

Purchaser discount) will be used immediately upon the closing of the offering to:

• purchase a portfolio of stripped U.S. Treasury securities with face amounts and maturities corresponding to the quarterly distributions payable with respect to the Securities; and

• pay the purchase price to the Shareholders under the Contracts.

Number of Shares Deliverable per Security (for illustrative purposes only):	For illustrative purposes only, the following chart shows the number of Shares that a holder would receive for each Security at various Daily VWAPs of the Shares (assuming that each such Daily VWAP is the Daily VWAP for each Trading Day during the Observation Period). The chart assumes that there will be no changes, adjustments or reductions to the Exchange Property, or accelerations of any Contract or any portion thereof, or any Excess Cash Dividend, so that on the Exchange Date the Exchange Property Unit will consist of one Share. There can be no

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assurance that the Daily VWAP of the Shares on each Trading Day during the Observation Period will be within the range set forth below. Given the Initial Price of $17.75 and the Threshold Appreciation Price of $21.30, a holder would receive in connection with the exchange of Securities on the Exchange Date the following number of Shares per Security:

Daily VWAP	Number of Shares per Security

Greater than the threshold appreciation price Equal to or less than the threshold appreciation price but greater than or equal to the initial price	4.6948 shares of common stock Between 4.6948 and 5.6338 shares of common stock, determined by dividing $100 by the applicable market value

Less than the initial price	5.6338 shares of common stock

If the price of the Shares rises, a holder of a Security will not receive all of such increase in value. Holders will not receive any of such increase if the Daily VWAP of the Shares (as measured over the Observation Period in accordance with the Contracts) is below the Threshold Appreciation Price. Holders will receive only 83.3% of any increase in the value of the Shares (or the Exchange Property Unit, if applicable) to the extent that the Daily VWAP of the Shares (or aggregate Then-Current Value of an Exchange Property Unit, if applicable) (as measured over the Observation Period in accordance with the Contracts) exceeds the Threshold Appreciation Price. On the other hand, holders of Securities will bear all of any decrease in the value of the Shares (or the Exchange Property Unit, if applicable) (as measured over the Observation Period in accordance with the Contracts) below the Initial Price.

Make-Whole Exchange Property Rate:	The following table sets forth the Make-Whole Exchange Property Rate for each Share Price and Make-Whole Adjustment Date set forth below:

Make-Whole Adjustment Date	Share Price
	$5.00	$7.50	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00
December 15, 2017	4.8735	5.0663	5.0898	5.0058	4.8776	4.7538	4.6948	4.6948	4.6948
December 1, 2018	5.1455	5.2768	5.3023	5.2253	5.0753	4.9106	4.7761	4.6948	4.6948
December 1, 2019	5.3995	5.4644	5.4915	5.4627	5.3280	5.1111	4.9024	4.7601	4.6948
December 1, 2020	5.6338	5.6338	5.6338	5.6338	5.6338	5.6338	5.0000	4.6948	4.6948

Immediately following each Special Acceleration under a Contract (but, for the avoidance of doubt, without effect on the Make-Whole Exchange Property Rate applicable to such Special Acceleration), each of the Share Prices set forth in the column headers of the table above will be adjusted for purposes of such Contract to be equal to the product of (i) the respective Share Prices set forth in the table above (as previously adjusted, if applicable) and (ii) the Contract’s Non-Accelerated Percentage determined after giving effect to the adjustment thereto in respect of such Special Acceleration.

The exact Share Prices and Make-Whole Adjustment Dates may not be set forth in the table above, in which case:

•	if the applicable Share Price is between two Share Prices in the table or the Make-Whole Adjustment Date is between two Make-Whole Adjustment Dates in the table, the Make-Whole Exchange Property Rate will be determined by straight-line interpolation between the Make-Whole Exchange Property Rates set forth for the higher and lower Share Prices and the two Make-Whole Adjustment Dates, as applicable, based on a 365-day year;

4

•	if the applicable Share Price is in excess of $25.00 per Share (or the Exchange Property Unit, if applicable), then the Make-Whole Exchange Property Rate will be 4.6948 Shares (or Exchange Property Units, if applicable) (subject to adjustment in the same manner as the number of Shares set forth in the column headers of the table above); or

•	if the applicable Share Price is less than $5.00 (with such dollar amount being subject to adjustment in the same manner as the number of Shares set forth in the column headers of the table above), then the Make-Whole Exchange Property Rate will be 5.6338.

Notwithstanding anything to the contrary herein, in no event will the Make-Whole Exchange Property Rate be an amount greater than 5.6338 Shares (or Exchange Property Units, if applicable) (subject to adjustment in the same manner as the number of Shares set forth in the table above).

CUSIP Number:	90214R 103

ISIN Number:	US90214R1032

Distribution:	Rule 144A (without registration rights)

Trade Date:	December 8, 2017

Settlement Date:	December 15, 2017 (T+5)

Delivery of the Securities is expected to be made against payment therefor on or about the Settlement Date specified above, which will be the fifth business day following the Trade Date specified above (this settlement cycle being referred to as “T+5”). Purchasers who wish to trade Securities prior to the Settlement Date may need to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Securities or the offering. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any Securities nor shall there be any sale of these Securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of the Securities under the laws of any such state.

The Securities are not transferable except in accordance with the restrictions described under “Transfer Restrictions and Notice to Investors” in the Preliminary Offering Circular.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

5

SCHEDULE III

Trust Supplemental Disclosure Documents:

1.	Final Pricing Term Sheet set forth on Schedule II hereto

Annex B-1

Cleary Gottlieb Steen & Hamilton LLP Opinion

December [15], 2017

Barclays Capital Inc.,

as Representative of the several Initial Purchasers

c/o Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as special United States counsel to Inversora Carso, S.A. de C.V. (“Inversora”), Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”) and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Inbursa” and, together with Inversora and Control Empresarial, each a “Shareholder” and collectively, the “Shareholders”), in connection with the offering by 2017 Mandatory Exchangeable Trust, a trust created under the laws of the State of New York (the “Trust”), of mandatory exchangeable securities of the Trust (the “Securities”) pursuant to the terms of the purchase agreement dated December [8], 2017 (the “Purchase Agreement”) among the Trust, the Shareholders and the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). The Securities will be issued pursuant to an Amended and Restated Trust Agreement dated as of December [8], 2017 (the “Trust Agreement”) among Mark F. Ferraris, as settlor, and Donald J. Puglisi, William R. Latham III and James B. O’Neill, as trustees of the Trust. Under the terms of the Forward Agreements (as defined in Annex A hereto), the Trust will have the right to receive shares (the “Shares”) of Class A common stock of $0.10 par value (the “Class A Common Stock”) of The New York Times Company (the “Company”), in an amount specified in the Forward Agreements (or, under the circumstances provided in the Forward Agreements, such other consideration as is permitted or required by the terms of the Securities) for distribution to the holders of Securities. The preliminary offering memorandum dated December [6], 2017, relating to the Securities is herein called the “Preliminary Offering Memorandum,” and the offering memorandum dated December [8], 2017, relating to the Securities is herein called the “Final Offering Memorandum.” Certain capitalized terms used in this opinion are defined in Annex A hereto. This opinion letter is furnished to you pursuant to Section 8(b)(i) of the Purchase Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Purchase Agreement;

(b)	the Preliminary Offering Memorandum and the document included as Annex B hereto;

(c)	the Final Offering Memorandum;

(d)	an executed copy of each agreement listed in Annex A hereto; and

Barclays Capital Inc., as Representative, p. 2

(e)	the documents delivered to you by the Trust and the Shareholders at the closing of the sale of the Securities pursuant to the Purchase Agreement.

In addition, we have reviewed such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. The Forward Agreements, the Collateral Agreements, the Control Agreements, the Fund Indemnity Agreement and the Fund Expense Agreement are collectively referred to herein as the “Fundamental Agreements.”

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each Shareholder in the Purchase Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Purchase Agreement has been duly executed and delivered by each of the Shareholders under the law of the State of New York.

2. Each of the Fundamental Agreements has been duly executed and delivered by each Shareholder that is a party thereto under the law of the State of New York; and each of the Fundamental Agreements is a valid, binding and enforceable agreement of each Shareholder that is a party thereto.

3. The performance by each Shareholder of its respective obligations in the Purchase Agreement and the Fundamental Agreements to which such Shareholder is a party will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable to general business entities with respect to such performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in paragraph 4 below) or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in paragraph 4 below).

4. No registration of the Securities or the Shares deliverable thereunder under the U.S. Securities Act of 1933, as amended, is required for the offer and sale of the Securities by the Trust to the Initial Purchasers pursuant to and in the manner contemplated by the Purchase Agreement or by the Initial Purchasers as contemplated by the Purchase Agreement and the Final Offering Memorandum.

5. Under the laws of the State of New York relating to submission to jurisdiction, each Shareholder, pursuant to Section 20 of the Purchase Agreement, Sections 8.4 of the Forward Agreement to which it is a party, Section 9.5 of the Collateral Agreement to which it is a party and Section 21 of the Control Agreement to which it is a party has (i) validly

Barclays Capital Inc., as Representative, p. 3

and irrevocably submitted to the personal jurisdiction of any New York State court located in the City and County of New York or in the United States District Court for the Southern District of New York, in any action arising out of or related to the Purchase Agreement, the applicable Forward Agreement, the applicable Collateral Agreement and the applicable Control Agreement to the fullest extent permitted by law, (ii) validly and irrevocably waived any objection to venue of a proceeding in any such court to the fullest extent permitted by law, and (iii) validly appointed CT Corporation System as its initial authorized agent for service of process as set forth in Section 20 of the Purchase Agreement, Section 8.4 of the applicable Forward Agreement, Section 9.5 of the applicable Collateral Agreement and Section 21 of the applicable Control Agreement, respectively; and service of process effected on a Shareholder in a manner permitted by applicable law will be effective to confer valid personal jurisdiction over such Shareholder in any such action.

6. The Inversora Collateral Agreement creates in favor of U.S. Bank, for the benefit of the Trust as security for the Secured Obligations (as defined in the Inversora Collateral Agreement), a valid security interest in rights of Inversora in the Collateral described therein to the extent that a security interest in such Collateral can be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

7. The Control Empresarial Collateral Agreement creates in favor of U.S. Bank, for the benefit of the Trust as security for the Secured Obligations (as defined in the Control Empresarial Collateral Agreement), a valid security interest in rights of Control Empresarial in the Collateral described therein to the extent that a security interest in such Collateral can be created under Article 9 of the UCC.

8. The Inbursa Collateral Agreement creates in favor of U.S. Bank, for the benefit of the Trust as security for the Secured Obligations (as defined in the Inbursa Collateral Agreement), a valid security interest in rights of Inbursa in the Collateral described therein to the extent that a security interest in such Collateral can be created under Article 9 of the UCC.

9. With respect to that portion of the Collateral referred to in numbered paragraph 6 above consisting of the securities account described in the Inversora Control Agreement (the “Inversora Securities Account”) maintained in the name of Inversora at U.S. Bank in accordance with the Inversora Control Agreement, the Collateral Agent’s security interest therein will be perfected by the execution and delivery of the Inversora Control Agreement and will remain a perfected security interest therein for as long as the Inversora Securities Account is maintained in accordance with the Inversora Control Agreement.

10. With respect to that portion of the Collateral referred to in numbered paragraph 7 above consisting of the securities account described in the Control Empresarial Control Agreement (the “Control Empresarial Securities Account”) maintained in the name of Control Empresarial at U.S. Bank in accordance with the Control Empresarial Control Agreement, the Collateral Agent’s security interest therein will be perfected by the execution and delivery of the Control Empresarial Control Agreement and will remain a perfected security interest therein for as long as the Control Empresarial Securities Account is maintained in accordance with the Control Empresarial Control Agreement.

Barclays Capital Inc., as Representative, p. 4

11. With respect to that portion of the Collateral referred to in numbered paragraph 8 above consisting of the securities account described in the Inbursa Control Agreement (the “Inbursa Securities Account” and collectively with the Inversora Securities Account and Control Empresarial Securities Account, the “Securities Accounts”) maintained in the name of Inbursa at U.S. Bank in accordance with the Inbursa Control Agreement, the Collateral Agent’s security interest therein will be perfected by the execution and delivery of the Inbursa Control Agreement and will remain a perfected security interest therein for as long as the Inbursa Securities Account is maintained in accordance with the Inbursa Control Agreement.

12. Assuming that the Trust acquires its interest in the Shares delivered under, and in accordance with the terms of, the Forward Agreements without notice of any adverse claim (within the meaning of Section 8-105 of the UCC) upon crediting such Shares to a securities account of the Trust maintained with U.S. Bank in its capacity as securities intermediary within the meaning of the UCC, the Trust will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares, and no action based on an adverse claim may be asserted against the Trust with respect to such security entitlement.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of a Shareholder or the creation, perfection or transfer of an interest in property, (a) we have assumed that such Shareholder and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any Shareholder regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights. In addition, (i) certain of the remedial provisions of the Collateral Agreements may be further limited or rendered unenforceable by other applicable laws or judicially adopted principles which, however, in our judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the principal benefits purported to be afforded thereby (except for the economic consequences of procedural or other delay) and (ii) the enforceability of indemnification provisions may be subject to public policy considerations. We express no opinion with respect to the effect of any mandatory choice of law rules.

We express no opinion as to the validity, binding effect or enforceability of any provision in the Forward Agreements that purports to permit the Trust to receive Exchange Property (as defined in each Forward Agreement) calculated using the Maximum Exchange Rate (as defined in each Forward Agreement) to the extent the use of the Maximum Exchange Rate in such calculation is determined to constitute a penalty. Additionally, in rendering the opinion expressed in paragraph 2 above, we have assumed that any increase in the exchange rate used to calculate the Exchange Property deliverable to the Trust upon the occurrence of a Special Acceleration or an Optional Acceleration (each as defined in each Forward Agreement) pursuant to the provisions of each Forward Agreement represents reasonable compensation for the lost option value under such Forward Agreement as a result of the occurrence of a Special Acceleration or an Optional Acceleration.

Barclays Capital Inc., as Representative, p. 5

We express no opinion with respect to the enforceability of any restriction on assignment in any Fundamental Agreement to the extent Part 4 of Article 9 of the UCC is applicable thereto.

In rendering the opinion expressed in paragraph 4 above, we note that our conclusion depends on the determination that none of the Shareholders is an “affiliate” of the Company for purposes of Rule 144 and that this determination is highly fact-specific. We are not aware of any judicial decision that is controlling in this regard, nor are we aware of any guidance by the Securities and Exchange Commission (the “Commission”) regarding the specific fact pattern at hand, and we have not consulted the staff of the Commission in this instance, as we understand it has a longstanding policy of not providing guidance on whether an affiliate relationship exists because of the inherently fact-specific nature of that determination. We have been advised by the Shareholders that a Mexican trust owns substantially all of the issued and outstanding voting securities of Inversora and a majority of the outstanding voting equity securities of Grupo Financiero Inbursa, S.A.B. de C.V, the parent company of Inbursa. Control Empresarial is a wholly-owned subsidiary of Inversora. As a result, the Class A Common Stock owned by each of the Shareholders may be deemed to be beneficially owned by each beneficiary of such Mexican trust. However, although (a) the Shareholders are under common control, (b) the collective beneficial ownership of the Shareholders exceeds 10% of the Class A Common Stock and (c) the Shareholders have certain registration rights pursuant to the registration rights agreement dated January 21, 2009 by and between The New York Times Company and Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple Grupo Financiero Inbursa, our determination that none of the Shareholders is an affiliate of the Company is adequately supported by the totality of the facts and circumstances, including (x) the absence of any other indicia of control, such as board representation, (y) the fact that holders of Class A Common Stock are entitled to elect only four members of the Company’s board of directors and holders of Class B Common Stock are entitled to elect the remaining nine members of the Company’s board of directors and (z) the controlling ownership position and representation on the Company’s board of directors of another shareholder group.

In rendering the opinion expressed in paragraph 4 above, we have assumed the accuracy of, and compliance with, the representations, warranties and covenants contained in the Purchase Agreement relating to the offer and sale of the Securities.

In arriving at the opinions expressed in numbered paragraphs 6, 7 and 8 above, we have assumed that each of Inversora, Control Empresarial and Inbursa has rights in the subject Collateral (and we express no opinion with respect thereto) and we note that, with respect to Collateral in which a Shareholder has no present rights, such Shareholder’s respective Collateral Agreement will create its respective security interest referred to in the applicable paragraph 6, 7 or 8 only when such Shareholder acquires such rights.

In arriving at the opinions expressed in numbered paragraphs 9 through 11 above, we have assumed that (i) each Securities Account is a securities account within the meaning of the UCC and within the meaning of the Hague Securities Convention (as defined below); (ii) U.S. Bank is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and an “intermediary” within the meaning of the Hague Securities Convention, and will be acting in such capacities in maintaining each Securities Account; (iii) U.S. Bank has at all times

Barclays Capital Inc., as Representative, p. 6

since the agreements establishing Securities Accounts were entered into had an office in the United States which is engaged in a business or other regular activity of maintaining securities accounts (within the meaning of the Hague Securities Convention) and (iv) each Control Agreement is a valid, binding and enforceable agreement of U.S. Bank. As used in this opinion letter, the “Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649.

In arriving at the opinion expressed in numbered paragraph 12 above, we have assumed that (i) the Trust’s securities account is a securities account within the meaning of the UCC and within the meaning of the Hague Securities Convention; (ii) U.S. Bank is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and an “intermediary” within the meaning of the Hague Securities Convention, and will be acting in such capacities when it credits the Shares to the Trust’s securities account; and (iii) U.S. Bank has or will have an office in the United States which is engaged in a business or other regular activity of maintaining securities accounts (within the meaning of the Hague Securities Convention) at the time the account agreement governing the Trust’s securities account is entered into or, if there is no such account agreement, when the Trust’s securities account is opened.

We have also assumed compliance with any restrictions on or procedures applicable to any transfer of interests in the Collateral.

With respect to Section 20 of the Purchase Agreement, Section 8.4 of each Forward Agreement, Section 9.5 of each Collateral Agreement and Section 21 of each Control Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the applicable agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that the designation in Section 20 of the Purchase Agreement, Section 8.4 of each Forward Agreement, Section 9.5 of each Collateral Agreement and Section 21 of each Control Agreement of the United States District Court for the Southern District of New York as the venue for actions or proceedings relating to the applicable agreement is (notwithstanding the waivers in Section 20 of the Purchase Agreement, Section 8.4 of each Forward Agreement, Section 9.5 of each Collateral Agreement and Section 21 of each Control Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Representative of the Initial Purchasers, solely for the benefit of the Initial Purchasers in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Barclays Capital Inc., as Representative, p. 7

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Jorge U. Juantorena, a Partner

Annex A

1)	Forward agreement dated as of December [15], 2017 between Inversora and the Trust (“Inversora Forward Agreement”)

2)	Forward agreement dated as of December [15], 2017 between Control Empresarial and the Trust (“Control Empresarial Forward Agreement”)

3)	Forward agreement dated as of December [15], 2017 between Inbursa and the Trust (“Inbursa Forward Agreement” and collectively with the Inversora Forward Agreement and Control Empresarial Forward Agreement, each a “Forward Agreement” and together the “Forward Agreements”)

4)	Collateral agreement dated as of December [15], 2017 among Inversora, U.S. Bank National Association (“U.S. Bank”) and the Trust (“Inversora Collateral Agreement”)

5)	Collateral agreement dated as of December [15], 2017 among Control Empresarial, U.S. Bank and the Trust (“Control Empresarial Collateral Agreement”)

6)	Collateral agreement dated as of December [15], 2017 among Inbursa, U.S. Bank and the Trust (and collectively with the Inversora Collateral Agreement and the Control Empresarial Collateral Agreement, each a “Collateral Agreement” and together the “Collateral Agreements”)

7)	Control agreement dated as of December [15], 2017 among Inversora, U.S. Bank in its capacity as collateral agent for the benefit of the Trust and U.S. Bank in its capacity as securities intermediary within the meaning of the UCC (“Inversora Control Agreement”)

8)	Control agreement dated as of December [15], 2017 among Control Empresarial, U.S. Bank in its capacity as collateral agent for the benefit of the Trust and U.S. Bank in its capacity as securities intermediary within the meaning of the UCC (“Control Empresarial Control Agreement”)

9)	Control agreement dated as of December [15], 2017 among Inbursa, U.S. Bank in its capacity as collateral agent for the benefit of the Trust and U.S. Bank in its capacity as securities intermediary within the meaning of the UCC (and collectively with the Inversora Control Agreement and the Control Empresarial Control Agreement, each a “Control Agreement” and together the “Control Agreements”)

10)	Fund indemnity agreement dated as of December [15], 2017 between the Trust, U.S. Bank and the Shareholders (“Fund Indemnity Agreement”)

11)	Fund expense agreement dated as of December [15], 2017 between the Trust, U.S. Bank and the Shareholders (“Fund Expense Agreement”)

12)	Shareholder letters dated as of December [15], 2017, each from the Shareholder identified therein, containing certain factual representations regarding such Shareholder’s relationship with the Company

Annex B

The Final Term Sheet for the Securities is attached to this Annex B.

Annex B-1-2

Cleary Gottlieb Steen & Hamilton LLP Negative Assurance Letter

December [15], 2017

Barclays Capital Inc.,

as Representative of the several Initial Purchasers

c/o Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as special United States counsel to Inversora Carso, S.A. de C.V., Control Empresarial de Capitales, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (collectively, the “Shareholders”), in connection with the offering by 2017 Mandatory Exchangeable Trust, a trust created under the laws of the State of New York (the “Trust”), of mandatory exchangeable securities of the Trust (the “Securities”) pursuant to the terms of the purchase agreement dated December [8], 2017 (the “Purchase Agreement”) among the Trust, the Shareholders and the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). The preliminary offering memorandum dated December [6], 2017, relating to the Securities is herein called the “Preliminary Offering Memorandum,” and the offering memorandum dated December [8], 2017, relating to the Securities is herein called the “Final Offering Memorandum.” This letter is furnished to you pursuant to Section 8(b)(ii) of the Purchase Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Preliminary Offering Memorandum, the Final Offering Memorandum and the document included as Annex A hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum, the Final Offering Memorandum or the document included as Annex A hereto, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. We are also not passing upon and do not assume any responsibility for ascertaining whether or when any of the Preliminary Offering Memorandum, the Final Offering Memorandum or the document included as Annex A hereto was conveyed to any person.

However, in the course of our acting as special United States counsel to the Shareholders in connection with the Trust’s preparation of the Preliminary Offering Memorandum, the Final Offering Memorandum and the document included as Annex A hereto, we participated in conferences and telephone conversations with representatives of the Trust, representatives of counsel for the Trust, representatives of the independent public accountants for the Trust, representatives of the Shareholders, your representatives and representatives of your U.S. and Mexican counsel, during which conferences and conversations the contents of the Preliminary Offering Memorandum, the Final Offering Memorandum and the document included as Annex A hereto and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Trust and the Shareholders.

Barclays Capital Inc., as Representative, p. 2

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) No information has come to our attention that causes us to believe that the Preliminary Offering Memorandum considered together with the document included as Annex A hereto (except the financial statements and schedules and other financial and statistical data included in the Preliminary Offering Memorandum, as to which we express no view), at :00 pm (Eastern time) on December [8], 2017, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) No information has come to our attention that causes us to believe that the Final Offering Memorandum (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We are furnishing this letter to you, as Representative of the Initial Purchasers, solely for the benefit of the Initial Purchasers in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Jorge U. Juantorena, a Partner

Annex A

The Final Term Sheet for the Securities is attached to this Annex A.

Annex B-2

In-house Counsel for the Shareholders Opinions

December [    ], 2017

Barclays Capital Inc.,

as representative of the Purchasers

c/o Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

I have acted as in- house counsel to Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, a commercial bank (institución de banca múltiple) organized as a banking institution pursuant to the Mexican Banking Law (Ley de Instituciones de Crédito) (“Inbursa”) [Inversora Carso, S.A. de C.V. (f/k/a Inmobiliaria Carso, S.A. de C.V.), a variable capital corporation (sociedad anónima de capital variable) organized under the laws of Mexico (“Inversora”)][Control Empresarial de Capitales, S.A. de C.V., a variable capital corporation (sociedad anónima de capital variable) organized under the laws of Mexico (“Control Empresarial”)], in connection with the offering by 2017 Mandatory Exchangeable Trust, a trust created under the laws of the State of New York (the “Trust”), of mandatory exchangeable securities of the Trust (the “Securities”) pursuant to the terms of the purchase agreement dated December 8, 2017 (the “Purchase Agreement”) among the Trust, [Inversora Carso, S.A. de C.V. (“Inversora”), Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial”) and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Inbursa” and, together with Inversora and Control Empresarial, each a “Shareholder” and collectively, the “Shareholders”)] 1, and Barclays Capital Inc., as representative of the purchasers (the “Purchasers”). The Securities will be issued pursuant to an Amended and Restated Trust Agreement dated as of December 8, 2017 (the “Trust Agreement”) among Mark F. Ferraris, as settlor or trustor, and Donald J. Puglisi, William R. Latham, III and James B. O’Neill, as trustees of the Trust. Under the terms of the forward agreements (the “Forward Agreements”) the Trust will have the right to receive shares (the “Stock”) of Class A common stock of $0.10 par value (the “Class A Common Stock”) of The New York Times Company (the “Company”), in an amount specified in the Forward Agreements (or, under the circumstances provided in the Forward Agreements, such other consideration as is permitted or required by the terms of the Securities) for distribution to the holders of Securities. The preliminary offering circular dated [•], 2017, relating to the Securities is herein called the “Preliminary Offering Circular,” and the offering circular dated [•], 2017, relating to the Securities is herein called the “Final Offering Circular.”

[1]	Note to Draft: To be adjusted based on which Shareholder this opinion is being rendered for. [Please confirm name and title of person delivering each opinion]

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

This opinion letter is furnished pursuant to Section 8(b)(ii) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms defined in the Purchase Agreement are used herein as therein defined.

In connection with the foregoing, I have reviewed copies of the following documents:

(i)	an executed copy of the Trust Agreement;

(ii)	an executed copy of each Forward Agreement between each Shareholder and the Trust;

(iii)	an executed copy of the Purchase Agreement;

(iv)	an executed copy of each Collateral Agreement between each Shareholder, U.S. Bank National Association, as collateral agent, and the Trust (each, a “Collateral Agreement”);

(v)	an executed copy of the Fund Expense Agreement among the Shareholders and U.S. Bank National Association, as service provider (the “Fund Expense Agreement”);

(vi)	an executed copy of the Fund Indemnity Agreement among the Shareholders, U.S. Bank National Association, as service provider, and the Trust (the “Fund Indemnity Agreement”);

(vii)	an executed copy of the Securities Account Control Agreements among the Shareholders and U.S. Bank National Association, as securities intermediary (the “Securities Account Control Agreements”);

(viii)	the articles of incorporation and by-laws (estatutos sociales) of each of the Shareholders;

(ix)	the Preliminary Offering Circular;

(x)	the Final Pricing Term Sheet dated December 7, 2017 attached as Schedule II to the Purchase Agreement;

(xi)	the Final Offering Circular;

(xii)	the resolutions of the board of directors of Inbursa whereby, among other related items, execution of, and performance under, the Transaction Documents, was advised and the amendment of its internal processes authorized for that purpose;

(xiii)	official communication issued by Banco de México (the Mexican Central Bank) on December 1, 2017 through its official means known as “MAE,” authorizing the execution of the Transaction Documents (as defined below) by Inbursa;

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

(xiv)	the powers-of-attorney granted by the Shareholders to the individuals executing the Transaction Documents (as defined below) on behalf of the Shareholders;

(xv)	the powers-of-attorney granted to CT Corporation System, as agent for service of process of the Shareholders; and

(xvi)	such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

The Purchase Agreement, the Forward Agreements, the Collateral Agreements, the Fund Expense Agreement, the Fund Indemnity Agreement and the Securities Account Control Agreements are herein, collectively referred to as the “Transaction Documents”.

In addition, I have reviewed originals or certified copies or other copies otherwise identified to my satisfaction of all such corporate records of the Shareholders and such other instruments and other certificates of public officials, officers and representatives of the Shareholders, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

In expressing the opinions set forth below, I have assumed, without any independent investigation or verification of any kind: (i) the due authorization, execution and delivery by each party thereto (other than the Shareholders) of the Transaction Documents; the due assignment, pledge and grant to the Collateral Agent, as agent of and for the benefit of the Trust, of the a security interest in and to, the Collateral under all applicable laws and regulations other than Mexican laws and regulations and the validity and proper form of any instructions granted or to be granted by the Shareholders under the Transaction Documents; (ii) the compliance with all laws and formalities applicable to the sale of the Securities under all applicable laws and regulations other than Mexican laws and regulations; (iii) the conformity to the originals of all documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form, and the legal authority of each individual executing any document and the genuineness of all signatures; (iv) the compliance with any authorization, registration or exemption from registration or qualification with the securities or banking authority of any jurisdiction (other than Mexico), that is a condition to the execution and delivery of the Transaction Documents or to the consummation of the transactions contemplated under the Transaction Documents; (v) the validity, binding effect and enforceability of the Transaction Documents under all applicable laws and regulations (other than Mexican laws and regulations); and (vi) that all copies of the Transaction Documents are complete and conform to the original thereof. As to questions of fact material to the opinions expressed herein, I have, when relevant facts were not independently established by me, relied upon, and assumed the accuracy of, the representations and warranties of the parties that relate to factual matters contained in the Transaction Documents to which each of them is a party, respectively, and certificates and oral or written statements and other information of or from public officials, representatives of the Shareholders and assume compliance on the part of all parties to the Transaction Documents with their covenants and agreements contained therein.

In addition, I have assumed that the parties to each Transaction Document have satisfied the legal requirements that are applicable to each of them under applicable law other than the law of Mexico, to the extent necessary to make each of the Transaction Documents, enforceable against each of them.

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

I express no opinion as to any laws other than the laws of Mexico, and I have assumed that there is nothing in the law of any other jurisdiction that affects my opinion, which is delivered based upon applicable law as of the date hereof. In particular, I have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the opinions stated herein and do not express or imply any opinion on or based on the criteria or standards provided for in such laws. As to questions related to the laws of the United States of America, I have relied, without making any independent investigation with respect thereto, and with your consent, for purposes of the delivery of this opinion, on the opinion of Cleary Gottlieb Steen & Hamilton LLP, delivered under the Purchase Agreement and the certificates delivered under the Purchase Agreement, and this opinion letter, to the extent such opinions and certificates contain assumptions and qualifications, shall be subject to such assumptions and qualifications.

With respect to certain statements made by me herein concerning my knowledge of factual matters, the phrase “to the best of my knowledge” and any similar phrase means that, during the course of my representation of [Inversora][Control Empresarial][Inbursa], no information has come to my attention which has given me actual knowledge of the existence or absence of such facts, and other than reviewing the documents and records described above I have not undertaken any independent investigations to determine the existence or absence of such facts.

Based upon the foregoing, having regard for such other considerations as I deem relevant and subject to the further qualifications set forth below, I am of the opinion that:

1. [Inversora][Control Empresarial][Inbursa] has been duly organized and is validly existing as a [variable capital corporation (sociedad anónima de capital variable)][commercial bank (institución de banca multiple)] under the laws of Mexico.

2. [Inversora][Control Empresarial][Inbursa] has full corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party. Each Transaction Document to which [Inversora][Control Empresarial][Inbursa] is a party has been duly authorized, executed and delivered by such Shareholder and, assuming that the Transaction Documents constitute a valid and legally binding agreement under New York law and due execution and delivery thereof by each counterparty to the Shareholders thereof, constitutes a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

3. [Inversora][Control Empresarial][Inbursa] possesses all material concessions, licenses, certificates, permits, consents, orders, approvals and other authorizations issued by the appropriate Mexican governmental or regulatory authorities that are necessary for the conduct of its business.

4. [Luis R. Frias Humphrey, Marco Antonio Slim and Javier Foncerrada, as authorized signatories of Inbursa][Carlos Slim Domit, Marco Antonio Slim Domit and Armando Ibáñez Vázquez as authorized signatories of [Inversora] and [Control Empresarial]respectively] have been duly authorized to execute and deliver or cause to be executed and delivered, for and on behalf of [Inversora][Control Empresarial][Inbursa], the Transaction Documents.

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

5. [Inversora][Control Empresarial][Inbursa] has, and immediately prior to the First Time of Delivery [or each Subsequent Time of Delivery]2 (as such term[s]3 [is]4[are]5 defined in the Forward Agreement applicable to such Shareholder) such Shareholder will have, good and valid title to the shares of Stock being pledged and assigned by it under the Collateral Agreement to which it is a party, free and clear of all liens, encumbrances, equities or claims other than those created pursuant to such Collateral Agreement. All consents, approvals, authorizations and orders necessary for such Shareholder to pledge and assign the shares of Stock to be pledged and assigned by such Shareholder pursuant to such Collateral Agreement have been obtained. Such Shareholder has full right, power and authority to pledge and assign the shares of Stock to be pledged and assigned by such Shareholder pursuant to such Collateral Agreement. Upon delivery of such shares of Stock and payment therefor pursuant to the applicable Forward Agreement to which such Shareholder is a party, good and valid title to such shares of Stock, free and clear of all liens, encumbrances, equities or claims, will pass to the holders of the Securities.

6. There are no actions, suits or legal proceedings against [Inversora][Control Empresarial][Inbursa] or any of its properties or assets, which, if determined adversely, would individually or in the aggregate have a material adverse effect on the financial condition or results of the operations of such Shareholder, taken as a whole, or on the performance by such Shareholder or its respective obligations under the Transaction Documents to which it is party, as applicable. To my knowledge, no such actions, suits or legal proceedings are threatened or contemplated.

7. The choice of law provisions set forth in the Transaction Documents to which [Inversora][Control Empresarial][Inbursa] is a party are legal, valid and binding under the laws of Mexico and there is no reason why the courts of Mexico would not give effect to the choice of New York state law as the proper law thereof. Under the laws of Mexico, the irrevocable submission of [Inversora][Control Empresarial][Inbursa] set forth in the Transaction Documents to which it is a party, to the jurisdiction of any New York State or the United States Federal court sitting in the City and County of New York, and the waiver by such Shareholder of any immunity or objections to venue in a proceeding in such courts, are legal, valid and binding, and I know of no reason why the courts of Mexico would not give effect to such submission and waiver; such Shareholder has irrevocably appointed CT Corporation System as its authorized agent for the purposes described in the Transaction Documents to which it is a party under the laws of Mexico; service of process effected in the manner set forth in the Transaction Documents to which such Shareholder is a party, assuming validity under New York State Law, will be effective, insofar as matters of Mexican law are concerned, to confer valid personal jurisdiction over such Shareholder; and any final judgment obtained in any New York State or the United States Federal court sitting in the City and County of New York arising out of or in relation to the obligations of such Shareholder under the Transaction Documents to which it is a party, would be recognized as valid and final, and would be enforceable against such Shareholder in the courts of Mexico, pursuant to Articles 569 and 571 of the Federal Civil Procedure Code (Código Federal de Procedimientos Civiles) and Article 1347-A of the Commerce Code (Código de Comercio), which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

[2]	Note to Draft: Insert for Inversora only.
[3]	Note to Draft: Insert for Inversora only.
[4]	Note to Draft: Insert for Control Empresarial and Inbursa.
[5]	Note to Draft: Insert for Inversora only.

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

a)	such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment, and in compliance with legal requirements and terms set forth in the relevant agreement;

b)	such judgment is strictly for the payment of a certain sum of money, and has been rendered in an in personam action as opposed to an in rem action;

c)	process was served personally on such Shareholder or on the appropriate process agent (service by mail does not constitute personal service in Mexico), and a Mexican court would consider a service of process upon the appointed process agent to be personal service of process meeting Mexican procedural requirements;

d)	such judgment does not contravene Mexican public policy, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

e)	the applicable procedures under the laws of Mexico with respect to the enforcement of foreign judgments (including, but not limited to, the issuance of a letter rogatory by the competent authority of the jurisdiction requesting enforcement of such judgments as being final judgments and the certification of such judgments as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is duly complied with;

f)	such judgment is final in the jurisdiction in which it was issued;

g)	the action in respect of which such judgment was rendered, is not the subject matter of a lawsuit among the same parties pending before a Mexican court;

h)	the judgment and related documents are translated into Spanish by a translator duly authorized for their admissibility before the Mexican courts before which enforcement is requested, such translation being subject to approval by the Mexican court after the defendant has been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents;

i)	any such foreign court would enforce final judgments rendered by the federal or state courts of Mexico as a matter of reciprocity; and

j)	such judgment does not contravene a final judgment rendered by a Mexican court on the same subject between the parties thereto.

8. [Inversora][Control Empresarial][Inbursa] does not have immunity from jurisdiction of any court of (A) any jurisdiction in which it owns or leases property or assets, (B) the United States or the State of New York or (C) Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or the Transactions Documents to which it is a party or actions to enforce judgments in respect thereof.

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

9. No stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes, are payable by or on behalf of the Purchasers, the Trust, non-Mexican holders of Securities, or other parties to the Transaction Documents (other than the Shareholders) to Mexico or to any political subdivision or taxing authority thereof or therein, in connection with the sale and delivery of the Securities or the Stock or the consummation of any transaction contemplated in the Transaction Documents to which [Inversora][Control Empresarial][Inbursa] is a party.

10. None of the Purchasers, the Trust, holders of Securities, or other parties to the Transaction Documents (other than the Shareholders) will, under current Mexican law, be deemed to be resident in Mexico or subject to taxation in Mexico, by reason solely of the execution, performance or enforcement of the Purchase Agreement or other Transaction Documents.

11. Neither the sale of the Securities, nor the execution, delivery and performance of the Transaction Documents to which [Inversora][Control Empresarial][Inbursa] is a party, nor the consummation of any of the transactions contemplated there under, will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or asset of such Shareholder, pursuant to, the articles of incorporation or by-laws (estatutos sociales) or comparable constitutive documents of such Shareholder, the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Shareholder is a party or by which it is bound or to which its property is subject or any Mexican law applicable to such Shareholder.

12. The descriptions contained in the Final Offering Circular under the headings “Risk Factors”, “Summary – The Shareholders”, and “Mexican Taxation”, to the extent that such statements constitute matters of Mexican law or summaries of Mexican legal matters or legal conclusions in respect of Mexican law or agreements governed by Mexican law, or summaries of the terms and provisions of [Inversora][Control Empresarial][Inbursa]’s by-laws (estatutos sociales), fairly summarize such Mexican law, agreements or information in all material respects and are true and correct.

13. No consent, approval, authorization, filing with or order of any court or governmental agency or body, is required in connection with the transactions contemplated in the Transaction Documents to which [Inversora][Control Empresarial][Inbursa] is a party, except for the approval from Banco de México, which has been obtained and is in full force and effect.

14. Except for filing with Banco de México, which was made by Inbursa on November 14, 2017, it is not necessary that the Transaction Documents to which [Inversora][Control Empresarial][Inbursa] is a party are filed with any court or other governmental authority in Mexico, for the enforcement thereof against [Inversora][Control Empresarial][Inbursa] or to ensure their legality, validity, enforceability or admissibility in evidence.

15. No information has come to my attention that causes me to believe that the Preliminary Offering Memorandum considered together with the Final Pricing Term Sheet (except the financial statements and schedules and other financial and statistical data included in the Preliminary Offering Circular, as to which I express no view), at :00 pm (Eastern time) on [•], 2017, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

16. No information has come to my attention that causes me to believe that the Final Offering Circular (except the financial statements and schedules and other financial and statistical data included therein, as to which I express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is subject to the following qualifications:

a. Enforcement may be limited or affected by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally. Enforcement of a claim against Inbursa may be subject to the specific conditions and restrictions set forth in the Mexican Banking Law (Ley de Instituciones de Crédito), particularly with respect to the provisions contained in its Title Seven, Chapter II, Second Section “De la Liquidación y Liquidación Judicial de las Instituciones de Banca Múltiple” which contains special protections for the clients, lenders and third parties of Mexican Banks.

b. In the event that proceedings are brought in Mexico seeking performance of payment obligations of the Shareholders in Mexico, pursuant to Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), the Shareholders may discharge their obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange published in the Official Gazette of the Federation (Diario Oficial de la Federación) by Banco de México on the date payment is made.

c. Under Mexican law, statutes of limitations cannot be waived, extended or shortened. If any suit is brought before Mexican courts, said courts may apply Mexican law with respect to statutes of limitations (prescripción o caducidad). A foreign judgment deriving from a lawsuit brought once the Mexican limitations periods have elapsed may not be enforceable.

d. In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation (prepared by a court-approved translator) of the documents which are executed in the English language must be filed in such proceedings and such translation would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon such translation.

e. It should be noted that since service of process by mail does not constitute personal service under Mexican law and since personal service is considered to be a basic procedural requirement under such law, if for the purpose of proceedings outside Mexico service of process is made by mail or in any manner that does not constitute personal service or that does not guarantee due process of law and the rights of the defendant to be heard and of controverting, by proof, the facts which bear on the question of right in the matter involved, the final judgment issued in connection with such proceeding may not be enforced in the courts of Mexico.

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f. With respect to the appointment of CT Corporation System as process agent in the Transaction Documents, I note that, while the appointment referred to therein is valid, the appointment of CT Corporation System as the Shareholders’ authorized agent for service of process may be legally revoked under Mexican law.

g. With respect to the powers of attorney granted to U.S. Bank National Association as provided in Section 7.2 of the Collateral Agreement, such powers of attorney should be formalized in a public deed according to Mexican Law once the Transaction Documents are executed and in full force and effect.

h. Provisions of the Transaction Documents granting discretionary authority to the parties thereof, cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirement from a competent authority to produce satisfactory evidence as to the basis of any determination. In addition, under Mexican law, the Shareholders will have the right to contest in court any notice or certificate of the Purchasers, purporting to be conclusive and binding.

i. I make no comment with regard to any representation made by the Shareholders in any of the documents referred to above or otherwise.

j. I express no opinion as to “Judgment Currency” provisions of the Transaction Documents.

k. The covenants and other agreements to perform certain acts other than payment of money, and covenants and other agreements not to perform certain acts may not be specifically enforceable in Mexico, although any breach thereof may give rise to an action for money damages.

l. The taking of possession, entry, removal, sale, transfer or other disposition of property or similar action in Mexico may not be made in Mexico without judicial intervention after the defendant is given the right to be heard and defeated in court.

m. I note that the there is uncertainty as to the characterization and interpretation by a Mexican judicial authority of the Forward Agreements in connection with the foreclosure proceedings under the Collateral Agreements.

n. I note that Mexican authorities do not provide certificates of good standing and thus, there is no public registry thereof.

o. In accordance with the Mexican Law, any provision in an agreement which makes the obligations of a party more onerous due to the fact of a filing for insolvency or bankruptcy may be considered void.

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

In rendering the foregoing opinion, I have relied (i) as to factual matters on certificates of directors and executive officers of the Shareholders, as the case may be, and (ii) as to matters of U.S. federal and New York state law on the opinion of Cleary Gottlieb Steen & Hamilton LLP, special United States counsel for the Shareholders, being delivered to you today pursuant to the Purchase Agreement.

2017 Mandatory Exchangeable Trust Mandatory Exchangeable Trust Securities

I am furnishing this opinion letter to you as Representative of the Purchasers, solely for the benefit of the Purchasers. This opinion letter is not to be relied upon by anyone else or used, circulated, filed, quoted or otherwise referred to for any other purpose, other than in the Purchase Agreement, without my prior written consent.

Very truly yours,

Guillermo R. Caballero Padilla
Secretary

Annex C

Paul, Hastings, Janofsky & Walker LLP Opinion

December [    ], 2017

Barclays Capital Inc.

[                             ]

[                             ]

As representative of the several Purchasers named on Schedule 1 hereto

Re:	Mandatory Exchangeable Trust

Ladies and Gentlemen:

We have acted as counsel to the 2017 Mandatory Exchangeable Trust, a common law trust created under the laws of the State of New York (such trust and the trustees thereof acting in their capacities as such being referred to herein as the “Trust”), in connection with (a) the issuance and sale by the Trust as of the date hereof of an aggregate of [            ] Mandatory Exchangeable Trust Securities (the “Firm Securities”), and, at the election of the Initial Purchasers (as defined below), up to [            ] additional Mandatory Exchangeable Trust Securities (the “Option Securities” and, together with the Firm Securities, the “Securities”), pursuant to the Purchase Agreement, dated Decmeber [    ], 2017 (the “Purchase Agreement”), by and among each of Inversora Carso, S.A. de C.V. (Mexico), Control Empresarial de Capitales, S.A. de C.V. (Mexico) and Banco Inbursa, S.A., Institución De Banca Múltiple, Grupo Financiero Inbursa (each a “Shareholder” and collectively, the “Shareholders”), the Trust, and Barclays Capital Inc., as representative of the several purchasers named in Schedule I thereto (collectively, the “Initial Purchasers”); and (b) the sale by the Shareholders to the Trust, pursuant to the Forward Agreements entered into with each Shareholder dated as of December [    ], 2017 between each Shareholder and the Trust (the “Forward Agreements”), of the relevant exchange property (which will initially be shares of Class A common stock of The New York Times Company, an corporation formed under the laws of the State of New York (the “Issuer”)). This opinion is being delivered pursuant to Section 8(c) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate, trust and limited liability records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

1.	the Purchase Agreement;

2.	the Preliminary Confidential Offering Circular, dated December [ ], 2017, relating to the Securities (the “Preliminary Circular”), as supplemented or amended by the Final Pricing Term Sheet, dated December [ ], 2017, relating to the Securities (the “Term Sheet” and, together with the Preliminary Circular, the “Pricing Disclosure Package”);

Barclays Capital Inc.

December [    ], 2017

3.	the Final Offering Circular, dated December [ ], 2017, relating to the Securities (the “Final Circular”);

4.	the Forward Agreements;

5.	the Collateral Agreement of each Shareholder, each dated as of December [ ], 2017 (each, a “Collateral Agreement” and collectively the “Collateral Agreements”), by and among such Shareholder, U.S. Bank National Association (“U.S. Bank”), as collateral agent, and the Trust;

6.	the Administration Agreement, dated as of December [ ], 2017 (the “Administration Agreement”), by and between U.S. Bank and the Trust;

7.	the Custodian Agreement, dated as of December [ ], 2017 (the “Custodian Agreement”), by and between U.S. Bank and the Trust;

8.	the Paying Agent Agreement, dated as of December [ ], 2017 (the “Paying Agent Agreement”), by and between U.S. Bank and the Trust;

9.	the Fund Expense Agreement, dated as of December [ ], 2017 (the “Fund Expense Agreement”), by and among the Shareholder, U.S. Bank and the Trust;

10.	the Fund Indemnity Agreement, dated as of December [ ], 2017 (the “Fund Indemnity Agreement”), by and among the Shareholder, U.S. Bank and the Trust;

11.	the Trust Agreement, dated as of December [ ], 2017 by and between [•], as settlor, and [•], as trustee;

12.	the Subscription Agreement, dated as of December [ ], 2017, by and between [•], not in his individual capacity but solely as initial trustee of the Trust, and [•];

13.	the Amended and Restated Trust Agreement, dated as of December [ ], 2017 (the “Amended and Restated Trust Agreement”), by and among [•], as settlor, [•], as the initial trustee, and Donald J. Puglisi, William R. Latham, III and James B. O’Neill, as trustees;

14.	the Securities Account Control Agreement of each Shareholder, each dated as of December [ ], 2017 (each, a Securities Account Control Agreement” and collectively the “Securities Account Control Agreements”), by and among such Shareholder, U.S. Bank, as collateral agent, and U.S. Bank, as a securities intermediary; and

15.	the Certificate of the Trust or the Managing Trustee’s Certificate issued on behalf of the Trust, dated as of December [ ], 2017 (the “Trustees’ Certificate”), delivered pursuant to Section 8(j) of the Purchase Agreement.

Barclays Capital Inc.

December [    ], 2017

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Amended and Restated Trust Agreement, the Forward Agreements, the Collateral Agreements, the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement, the Fund Expense Agreement and the Fund Indemnity Agreement are referred to herein, individually, as a “Transaction Document” and collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of the Purchase Agreement, the Transaction Documents and all other documents by all the parties thereto (other than the due authorization, execution and delivery of the Purchase Agreement and the Transaction Documents by the Trust); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate, trust and limited liability records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate, trust and limited liability records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate, trust and limited liability records, certificates and other instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Purchase Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms and that such document has not been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the Transaction Documents and all other documents are the valid and binding obligations of each of the parties thereto (other than the Trust with respect to the Transaction Documents), enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us; (viii) that the statements contained in the certificates and comparable documents of public officials, officers, managers trustees and representatives of the Trust and other persons on which we have relied for the purposes of this opinion are true and correct; and (ix) that the Purchasers and other parties (other than the Trust) satisfied all regulatory and legal requirements applicable to their respective activities. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers, managers, trustees and representatives of the Trust, including, without limitation, the Certificate of the Trust, and upon the representations, warranties and covenants contained in the Purchase Agreement.

Our knowledge of the Trust and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged only by the Trust and not by any other party, and only in connection with specified matters relating to the Purchase Agreement and the Transaction Documents and the transactions contemplated thereby. We do not represent the Trust with respect to all legal matters or issues.

Barclays Capital Inc.

December [    ], 2017

Statements in this opinion which are qualified by the expression “to our knowledge” or “known to us” or other expressions of like import are limited to the current actual knowledge of the individual attorneys in this Firm who have devoted substantive attention to the representation of the Trust in connection with the Purchase Agreement and the Transaction Documents and the transactions contemplated thereby (but not the knowledge of any other attorney in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Trust or otherwise). We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1. The Trust has been duly created and is validly existing as a trust under the laws of the State of New York.

2. The execution, delivery and performance by the Trust of the Purchase Agreement and the Transaction Documents to which it is a party has been duly authorized by all necessary trust action on the part of the Trust.

3. The Trust is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

4. The Securities have been duly authorized and, upon issuance and delivery of the Securities and receipt by the Trust of payment of the purchase price therefor in accordance with the Purchase Agreement, the Securities will be validly issued, fully paid and non-assessable, entitled to the benefits of the Amended and Restated Trust Agreement.

5. No consent, approval, authorization or order of, or filing or registration with, any United States Federal or New York State court or governmental agency or body is required for the execution, delivery and performance by the Trust of the Purchase Agreement and the Transaction Documents to which the Trust is a party or for the consummation by the Trust of the transactions contemplated thereby, except as may be required in connection with the registration of the Trust as a closed-end investment company under provisions of the Investment Company Act and to comply with the requirements of this Act, or under or by state or other securities or “Blue Sky” laws.

6. The execution, delivery and performance by the Trust of the Purchase Agreement and the Transaction Documents to which it is a party has been duly authorized by all necessary trust action on the part of the Trust, and the Purchase Agreement and each of the Transaction Documents to which the Trust is a party has been duly executed and delivered by the Trust.

Barclays Capital Inc.

December [    ], 2017

7. Each of the Transaction Documents to which the Trust is a party constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.

8. The statements set forth in the Preliminary Circular under the captions “Description of Securities” and “Investment Objectives and Policies,” and in paragraphs 2, 3, 5 and 6 under the caption “Plan of Distribution,” insofar as they purport to constitute summaries of law, agreements, documents or proceedings referred to therein, fairly summarize the laws, agreements, documents or proceedings described therein in all material respects.

9. No registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities is required in connection with the sale of the Securities to the Purchasers in accordance with, and as contemplated by, the Purchase Agreement and the Final Circular or in connection with the initial resale of the Securities by the Purchasers in accordance with, and as contemplated by, Section 3 of the Purchase Agreement, the Final Circular and the Amended and Restated Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act, (ii) the accuracy of the Purchasers’ representations and warranties made in Section 3 of the Purchase Agreement (iii) the due performance by the Purchasers of the agreements set forth in Section 3 of the Purchase Agreement.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or, except with respect to federal securities laws as set forth in paragraphs 3 and 9, other federal and state securities laws; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws, e.g., ERISA; (iv) federal and state antitrust and unfair competition laws; (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other anti-trust laws and the Exon-Florio Act; (vi) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vii) federal and state environmental laws; (viii) except as expressly provided in paragraph 8 above, federal and state tax laws; and (ix) federal and state banking and insurance laws and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto

B. We express no opinion with respect to (i) the truth of the representations and warranties contained in the Purchase Agreement, any of the Transaction Documents or the Certificate of Trust, (ii) any document, instrument or agreement (including the exhibits or schedules to the Transaction Documents, the Purchase Agreement and the Certificate of Trust) other than the Transaction Documents, the Purchase Agreement or the Certificate of Trust, regardless of whether such document or agreement is referred to in the Transaction Documents, the Purchase Agreement or the Certificate of Trust.

Barclays Capital Inc.

December [    ], 2017

C. The opinion in paragraph 7 above is subject to the following qualifications and exceptions:

(1) It is limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws; (b) public policy considerations or court decisions which may limit rights to obtain indemnification or contribution (including such rights provided for in the Transaction Documents); and (c) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law; and

(2) With reference to, but without limiting in any way, qualification (1) above, certain provisions which could be construed as a penalty or forfeiture, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions exculpating another party from liability or waiving defenses or other rights, provisions to the effect that terms of the documents may not be waived or modified except in writing, provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.

D. No opinion is expressed herein with respect to (i) the validity or enforceability of any provision contained in the Transaction Documents allowing any party to exercise any remedial rights without notice to the Trust, (ii) the validity or enforceability of any waiver of demand by the Trust, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) the validity or enforceability of any provisions contained in the Transaction Documents purporting to establish evidentiary standards, (iv) the validity or enforceability of any provision of the Transaction Documents which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Transaction Documents, (v) the validity or enforceability of any provision of the Transaction Documents which purports to entitle any person or entity to specific performance of any provision thereof, (vi) the validity or enforceability of any provision of the Transaction Documents which requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (vii) the validity or enforceability of any provision of the Transaction Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or (viii) the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Transaction Document.

Barclays Capital Inc.

December [    ], 2017

E. No opinion is expressed herein with respect to the validity or enforceability of any provision of the Transaction Documents insofar as it purports to effect a choice or governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-14-1 of the choice of New York State law as the governing law of the Transaction Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-105(2) of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive form for adjudication of disputes with respect to the Transaction Documents.

F. Our opinion in paragraph 5 above is limited solely to laws, rules and regulations (other than the Excluded Laws) that in our experience are generally applicable to transactions between unregulated parties in the nature of those contemplated by the Purchase Agreement and the Transaction Documents.

G. No opinion is expressed as to the validity or enforceability of any provision of any Transaction Document that: (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

H. We express no opinion with respect to (i) the right, title or interest of the Trust, any Purchaser, the Custodian, the Shareholder, the Shareholder Parent or any other person in or to any property or collateral, including, without limitation, the shares, or (ii) the creation or perfection of any security interests or liens, or (iii) the priority of any security interests or liens.

We note that Chapter 644 of the Laws of New York, 2008, amended Article 5, Title 15 of the New York General Obligations Law, Sections 5-1501 et seq. (the “Power of Attorney Law”), effective September 1, 2009. As amended, the Power of Attorney Law, among other things, specifies the requirements for the effectiveness of powers of attorney executed by individuals in the State of New York, and further provides that the execution of a power of attorney by a principal revokes all prior powers of attorney executed by such principal. We express no opinion as to the effect of the Power of Attorney Law on any of the opinions expressed herein, or as to the Power of Attorney Law’s applicability to, or effect on, the Purchase Agreement or the transactions contemplated thereby.

Barclays Capital Inc.

December [    ], 2017

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) the internal laws of the State of New York, and (ii) the federal laws of the United States.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion is rendered solely to you in connection with the issuance and delivery of the Securities. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent (including, without limitation, (a) any person that acquires the Securities from the Purchasers or (b) any purchaser of the Securities procured by the Purchasers); except that you may furnish a copy of this opinion for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, and (iii) in connection with any legal action or regulatory proceeding or investigation to which you are a party arising out of the issuance and delivery of the Securities. This opinion is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

PAUL HASTINGS LLP